As filed with the United States Securities and Exchange Commission on January __, 2014

Registration No. 333- 192619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
PRE-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOADAPTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-2592228
(State or jurisdiction of incorporation or	(Primary Standard Industrial	(I.R.S. Employer
organization)	Classification Code Number)	Identification No.)

7251 W Lake Mead Blvd Suite 300

Las Vegas, NV 89128

(702) 630-2280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry Epling, Chairman

Gerald A. Epling, President & CEO

7251 W Lake Mead Blvd Suite 300

Las Vegas, NV 89128

(702) 630-2280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.0001	2,005,000	$0.12	$240,600	$31.00

(1)	Includes 2,000,000 shares of BioAdaptives, Inc., common stock owned by Hemp, Inc., to be registered for distribution to Hemp, Inc., shareholders. In addition, the Company is registering 5,000 shares of common stock to be issued to Hemp, Inc., shareholders who would otherwise receive a partial share in the distribution. No payment will be made by any recipient of the shares to either Hemp, Inc., or the Company.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on prior sales of common stock of the Company at a price of $0.12 per share.

(3)	Fee of $31.00 paid with original filing. No additional fee due.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not distribute these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY __, 2014

2,005,000 Shares

BIOADAPTIVES, INC.

Common Stock

For a Distribution to Hemp, Inc., Shareholders

Hemp, Inc., a Colorado corporation (“Hemp”), is distributing to its shareholders 2,000,000 shares of Common Stock of BioAdaptives, Inc. (the “Company” or “BioAdaptives”), owned by Hemp, a shareholder of BioAdaptives. The shareholders of Hemp will receive one share of BioAdaptives common stock for every 839 shares of Hemp common stock that they hold as of the record date for the distribution (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of Hemp prior to the effective date of the distribution). No fractional shares will be issued. Fractional shares will be rounded up to the nearest whole number. BioAdaptives will issue up to 5,000 shares as required by the rounding of fractional shares. The record date for the distribution will correspond to the effective date of the registration statement. Hemp management anticipates that distribution of the BioAdaptives common stock to the Hemp shareholders will be made within 30 days of the date of the final prospectus.

Hemp is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of BioAdaptives common shares to its shareholders. The shareholders of Hemp receiving shares in the distribution may be considered underwriters within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

There is currently no public market for BioAdaptives securities. Our common stock is not publicly traded. Company management anticipates that an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets within 90 days of the distribution, but there is no assurance that the BioAdaptives common stock will be quoted on the OTC Bulletin Board, the OTC Markets, or any Exchange.

As of November 1, 2013, there were 12,041,667 shares of our common stock issued and outstanding.

______________________________

Investing in our common stock involves a high degree of Risk.

See "Risk Factors" beginning on page 6.

___________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is January __, 2014 .

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BIOADAPTIVES, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until [90 days from distribution date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 6, and our financial statements and the notes to the financial statements included elsewhere in this prospectus. As used throughout this prospectus, the terms " BioAdaptives," "Company", "we," "us," or "our" refer to BioAdaptives, Inc.

General

BioAdaptives is a research, development, and educational company. Our current focus is on products that improve health and wellness. These products include dietary supplements, specialty food items, and proprietary methods of optimizing the bioelectromagnetic availability of foods and beverages. Our base of intellectual property and products, which are patent pending solutions in the form of devices and nutraceuticals, are designed to aid in cognition, focus, fatigue reduction, increased testosterone, improved overall emotional and physical wellness, healing, and anti-aging.

The Company's strategy is to develop a position as a leader in supplying quality nutraceutical products to an aging population within developed countries such as the United States, Canada, Western Europe, Eastern Europe, and Russia, and in Asian countries such as China, Japan, Korea and Taiwan, while continuing to create new innovative, health inspired products to generate growth in sales and profitability. Specifically, the Company seeks to:

1. Create market share in the rapidly growing aging population demographic. The Company's strategy is to create its share in the this demographic within developed countries by (i) emphasizing the benefits of its proprietary nutraceutical and AgronifierTM products and technology as well as creating additional products, and (ii) utilizing its marketing division to act as its sales and distribution arm to seek additional channels for sales coverage.

2. Focus on the aging population of developed countries. The Company believes that the population growth in the aged population demographic presents a unique opportunity. The World Health Organization has stated that the population growth for those 60 years and older will more than double from 11% to over 22% between 2000 and 2050, with the absolute number of people aged 60 and over expected to increase from 605 million to 2 billion within the same period. Additionally, according to the World Health Organization, the number of people aged 80 years or older will quadruple to 395 million within the next 30 years. (Source: http://www.who.int/ageing/about/facts/en/. Paper copy on file with the Company.) (The URL of the World Health Organization website is included herein as an inactive textual reference. Information contained on, or accessible through, that website is not a part of, and is not incorporated by reference into, this Prospectus.)

3. Make strategic acquisitions. The Company plans to capitalize on the significant opportunities for consolidation available in the nutraceutical industry. The Company anticipates that it will seek acquisitions that serve to expand the Company's product brands, broaden its product offerings or facilitate entry into complementary distribution channels. As of the date of this Prospectus, the Company had not entered into any definitive agreements or negotiations relating to acquisitions.

4. Continue to develop new products and product extensions. The Company seeks to develop and commercialize nutraceutical products and through this effort intends to develop new and innovative products. During 2013, Ferris Holding, Inc., a Nevada corporation (“Ferris”), introduced two new formulations of branded products, NutraLoadTM and Bliss In A BottleTM, and pursuant to the Product Agreement with Ferris, the Company has the right to develop, market, and sell these products. The Company also plans to continue developing new products, pursuant to the Ferris Product Agreement, as a significant element of its future growth.

5. Capitalize on strong international growth. The Company believes that international sales represent a significant growth opportunity as aging population growth outside North America exceeds 1 billion people. The Company plans to aggressively pursue international sales by adding additional salespeople within its marketing division, developing a network in high growth regions, and continuing its efforts to register products and trademarks in attractive foreign markets.

Company Information

Organization

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BioAdaptives, Inc., (“BioAdaptives,” the “Company,” or “we” or “us”) was incorporated in the State of Delaware on April 19, 2013, as APEX 8 Inc. From inception through October 21, 2013, the Company was in the developmental stage and conducted virtually no business operations, other than organizational activities and preparation of a registration statement on Form 10 (the “Registration Statement”). The Form 10 was filed on May 3, 2013, and went effective following a review by the U.S. Securities and Exchange Commission (the “SEC”). On June 11, 2013, the SEC informed the Company the SEC staff had no further comments.

Subsequently, on June 21, 2013, our sole officer and director, Richard Chiang, entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Ferris Holding Inc. at a purchase price of $40,000. In aggregate, these shares represented 100% of the Company’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owned no shares of the Company’s stock.

Additionally, on June 21, 2013, the Company accepted the resignations of Richard Chiang as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations were in connection with the consummation of the Share Purchase Agreement with Ferris Holding Inc., and were not the result of any disagreement with Company on any matter relating to Company's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Company elected and appointed Barry K. Epling as Chairman of the Board of Directors, and Gerald A. Epling, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors of the Registrant.

Subsequently, on September 25, 2013, pursuant to board and shareholder approval, we changed our name from APEX 8 Inc. to BioAdaptives, Inc., and filed a Certificate of Amendment with the Delaware Secretary of State.

Background Information of Other Entities

Ferris Holding

As noted, as of the date of this Registration Statement, Ferris Holding, Inc. (“Ferris”) was the majority shareholder of the Company. Prior to the issuance of shares to BioSwan, Inc., a Nevada corporation (“BioSwan”), in connection with the purchase of the assets of BioSwan, described in more detail below, Ferris was the sole shareholder of the Company.

In 2005, Barry Epling, the Chairman of the Board of BioAdaptives, launched Ferris Holding, Inc., as CEO. Ferris is a business consulting company specializing in the development of nutraceuticals from formulation through management and development. Ferris has developed nutraceutical products that include functional beverages, science-based primitive cell enhancement products, and products designed to deal with various health related issues of baby boomers. Ferris has patents pending for its nutraceuticals and noninvasive devices which were assigned to Ferris by Mr. Epling.

As of the date of this Prospectus, Barry Epling, the Chairman of the Board of BioAdaptives, was the sole officer and director of Ferris. Previously, Gerald Epling, the President, CEO, CFO, and director of BioAdaptives, was an officer of Ferris. However, he resigned all positions with Ferris, and as of the date of this Prospectus, was not an officer or director of Ferris.

License Agreements with Ferris Holding

On October 21, 2013, the Company entered two license agreements with Ferris. Pursuant to the first agreement (the “Product Agreement”), Ferris granted a license to the Company to Ferris’s proprietary primitive cell enhancing product and the name “NutraLoadTM.” Under the Product Agreement, the Company has the right to manufacture and sell nutraceutical products using Ferris’s stem-cell enhancing technologies and intellectual property, and to sell nutraceutical products under the name NutraLoad. The Company plans to both sublicense these rights (see discussion of CleanPath agreements below) and to produce and sell these products, either directly or through a subsidiary entity.

As consideration for the rights granted under the Product Agreement, the Company agreed to pay a royalty of 5% of the gross revenues royalties received from the sales of all products produced and sold by the Company pursuant to the rights granted under this license agreement. The term of the agreement is initially for six months, and the parties may agree to renew the agreement.

Pursuant to the second agreement, the (“Technology Agreement”), Ferris granted a license to the Company to Ferris’s trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “Agronifier Technology”), limited to the treatment of foods, supplements and liquids. Under the Technology Agreement, the Company has the right to use the Agronifier Technology to treat foods and beverages, as well as food supplements and the Company’s nutraceutical products. As with the product license agreement, the Company intends to both sublicense these rights (see discussion of CleanPath agreements below) and to use the Agronifier Technology, either directly or through a subsidiary entity, to treat foods, wine, and to build products incorporating the Agronifier Technology for resale.

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As consideration for the rights granted under the Product Agreement, the Company agreed to pay a royalty of 5% of the gross revenue from all products produced which incorporate the Technology, as well as from the provision of any services using the Technology from which revenues are generated. The term of the agreement is initially for six months, and the parties may agree to renew the agreement.

Hemp, Inc.

Hemp, Inc., a Colorado corporation founded in 2008 (“Hemp”), was incorporated on January 16, 2008, in Colorado as Preachers Coffee, Inc. and was given the trading symbol PCIO. On October 10, 2011 the trading symbol was changed to HEMP. Subsequently, the company’s name was changed to Hemp, Inc.

Hemp is a Pink Sheets-traded company that focuses primarily on the potential worldwide benefits that may be derived from the myriad of uses for industrial hemp and recognizing the profits that could be made in making the world a better place. Hemp’s management has stated that it’s initial challenge is to educate the public about hemp. Hemp’s management believes that the portal towards change is the Internet, and to “fast track” the transition, Hemp partnered with Hemp.com, a premier domain name in the industry. With a long history as a URL and a solid foundation, Hemp’s Management believes that Hemp.com provides the vehicle to drive industrial hemp back to the homes of consumers across America and the World.

Hemp’s management has publicly announced that they believe that Hemp has developed an extremely diversified business plan since its inception, and as the company has grown, it has reached the point where it needs to narrow its focus. According to Hemp’s management, several of Hemp’s divisions have developed promising products that no longer match the principal direction of Hemp. Rather than closing these divisions and missing these opportunities, Hemp’s management decided to sell certain assets of these companies. By separating these non-core segments from Hemp, Hemp’s management hopes to allows new professional management teams that are experts in their individual industries to take over the management of the subsidiaries, while Hemp’s management focuses more directly on the hemp market.

BioSwan, Inc.

BioSwan, Inc., a Nevada corporation (“BioSwan”), is a wholly owned subsidiary of Hemp, and was formed in 2008. BioSwan is dedicated to improving the quality of life via its proprietary all natural formulations and modalities designed to increase the body’s production of adult primitive cells. BioSwan’s stated mission is to become a premiere research and development company that improves the quality of life, or saves lives by providing new and innovative health related technologies and therapies. BioSwan had contractual rights to the Ferris proprietary primitive cell enhancing product and name NutraLoadTM and the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware. BioSwan had sublicensed those rights to a third party, as described more fully below.

Acquisition of Assets of BioSwan

On October 21, 2013, the Company entered into an Asset Purchase Agreement (the “APA”) with BioSwan, Inc., a Nevada corporation (“BioSwan”), pursuant to which the Company acquired certain of the assets of BioSwan (collectively, the “Assets”), consisting of the following:

-	A License Agreement between the Seller and CleanPath Resources Corp, a Nevada corporation (“CleanPath”) dated as of March 26, 2013, relating to the Ferris proprietary primitive cell enhancing product and name NutraLoadTM (the “CleanPath Product Agreement”);
-	A License Agreement between the Seller and CleanPath dated as of July 16, 2013, relating to the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “CleanPath Technology Agreement”);
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-	Several non-disclosure agreements between BioSwan and various individuals; and
-	Stock certificates for 200,000,000 shares of CleanPath common stock.

Pursuant to the APA, BioSwan assigned the CleanPath Product Agreement and the CleanPath Technology Agreement to the Company, and the Company agreed to assume the obligations of BioSwan with respect to CleanPath under the CleanPath Product Agreement and the CleanPath Technology Agreement.

As consideration for the assets purchased, pursuant to the APA, the Company issued 2,000,000 shares of its restricted common stock to BioSwan as full consideration for the Assets purchased.

Under the CleanPath Product Agreement, CleanPath is required to pay to the Company a royalty of 20% of the gross revenue for the NutraLoad products produced under the rights granted under the CleanPath Product Agreement. CleanPath agreed to provide to the Company a monthly accounting of all gross revenue from the products sold. Under the CleanPath Technology Agreement, CleanPath is required to pay to the Company a royalty of 20% of the gross revenue for the products sold using the Agronifier technology. CleanPath agreed to provide to the Company a monthly accounting of all gross revenue from the products sold.

By way of background information, as of the date of the APA, BioSwan had received $55,000 in royalties pursuant to the CleanPath Product Agreement. Management anticipates that these agreements will continue to produce revenues to the Company, although there can be no guarantee that similar levels of royalties will continue to be paid.

By way of information, Ferris had previously entered into two license agreements with BioSwan, relating to the license of the Ferris proprietary primitive cell enhancing product and name NutraLoadTM and the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware. Prior to the entry into the APA, and in connection with the entry into the Product Agreement and the Technology Agreement between Ferris and the Company discussed above (collectively, the “Ferris Agreements”), Ferris Holding and BioSwan agreed to terminate these agreements. Pursuant to the Ferris Agreements, the Company has the rights necessary to perform its obligations under the assumed CleanPath Technology Agreement and the CleanPath Product Agreement.

The Company intends to continue its relationship with CleanPath and to honor the sublicense agreements with CleanPath of the Ferris technology.

Transfer of Shares from BioSwan to Hemp

Prior to and following the acquisition of the Assets of BioSwan by the Company, BioSwan was and is 100% owned by Hemp, Inc., a Nevada corporation (“Hemp”). Hemp organized BioSwan in 2011.

On October 25. 2013, following the closing of the Asset Purchase transaction pursuant to the APA described above, BioSwan took the following actions with respect to the shares of BioAdaptives Common Stock:

-	2,000,000 shares of BioAdaptives Common Stock were transferred to Hemp as a stock dividend.

BioAdaptives was not a party to either of the transactions listed above.

Hemp has expressed its intention to distribute the 2,000,000 shares of the Company’s common stock it received from BioSwan to the shareholders of Hemp. This Prospectus, and the registration statement of which it is a part, registers that distribution transaction.

Company Contact Information

Our principal executive offices are located at 7251 W Lake Mead Blvd Suite 300, Las Vegas, NV 89128, and our telephone number is (702) 630-2280. Our website address is www.bioadaptives.com. PLEASE NOTE: The URL of our website included herein as an inactive textual reference. Information contained on, or accessible through, that website is not a part of, and is not incorporated by reference into, this Prospectus, or the Registration Statement of which it is a part.

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Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

-	We are a development stage company with no operating history, so it will be difficult for potential investors to judge our prospects for success.
-	The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”
-	Our products are based on technology that is not proprietary to the Company, which means that we must rely on the owners of the proprietary technology that is the basis for our products to protect that technology. We have no control over such protection.
-	We intend to rely on third parties to manufacture our product line.
-	We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.
-	There is no assurance a market for our shares will ever develop or that the shares received in the distribution will ever have any market value.
-	Weakness in the United States and international economies may harm our business and limit our access to capital and financing needed to expand our business.

For further discussion of these and other risks, see “Risk Factors,” beginning on page 6.

The Distribution Transaction

A total of 2,000,000 shares of our common stock are held by Hemp, Inc., and will be distributed by Hemp pursuant to this prospectus to its shareholders. This equates to one (1) share of our common stock distributed to each Hemp shareholder for every 839 shares of Hemp common stock held (subject to adjustment under certain circumstances). Fractional shares will not be issued. Fractional shares, if any, will be rounded up to the nearest whole number. The Company has agreed to issue up to 5,000 shares in lieu of fractional shares from its authorized and previously unissued common stock. The distribution is being undertaken to allow our management and the management of Hemp to focus on their respective businesses. As a result of the distribution, we will continue to be subject to the reporting requirements of the federal securities laws, and our common stock may begin to be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. See "Distribution Summary" at page 17. We can offer no assurances that an active market for our securities will develop.

Hemp has indicated that it intends to distribute our common stock to its shareholders within 30 days after the registration statement is declared effective. Neither we nor Hemp will receive any proceeds from the distribution of these shares of our common stock. Hemp will pay the expenses of distribution of the shares under this prospectus, which include primarily the fees of our transfer agent, totaling approximately $12,000. We will pay the costs of registering the distribution of the shares, including the legal and accounting fees incurred in connection with the preparation and filing of this registration statement, estimated to total approximately $25,000.

About This Distribution

This prospectus relates to a total of 2,000,000 shares of BioAdaptives, Inc., common stock being distributed to the shareholders of Hemp discussed above. The prospectus also covers up to 5,000 additional shares to be issued by the Company to avoid the issuance of partial shares in connection with the distribution. No other securities are covered by this prospectus.

Estimated Use of Proceeds

Neither we nor Hemp will receive any proceeds resulting from the distribution of our shares held by Hemp or the issuance of additional shares to avoid the issuance of partial shares.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, for information regarding the risks associated with our business and ownership of our stock. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. In any of these cases, the market price of our common stock could decline.

Risks Related to Our Business

We are a development stage company with no operating history, so it will be difficult for potential investors to judge our prospects for success.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

The company’s auditor has substantial doubts as to the Company’s ability to continue as a going concern.

Our auditor's report on our 2013 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The lack of revenues from operations to date raises substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. The Company has generated no revenue since inception. Our future is dependent upon our ability to obtain financing and implement the Company’s business plan through use of the Agronifier technology and sales of our nutraceutical products. We may to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this Prospectus, we had not earned any revenue. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

We have not developed independent corporate governance.

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We do not presently have audit, compensation, or nominating committees. This lack of independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our stockholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002 (“SOX”). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. We will be required to perform the annual review and evaluation of our internal controls no later than for the fiscal year ending December 31, 2014. However, we initially expect to qualify as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors’ attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the end of 2017, which will increase the costs and demands placed upon our management.

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We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following this offering, which would disqualify us as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B).

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

We have not achieved profitable operations and continue to operate at a loss.

From incorporation to date, we have not achieved profitable operations and continue to operate at a loss. Our present business strategy is to improve cash flow by adding to our existing product line and expanding our sales and marketing efforts, including the addition of in-house sales personnel. There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act. Our management team lacks significant public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our profitability depends upon achieving success in our future operations through implementing our business plan, increasing sales, and expanding our customer and distribution bases, for which there can be no assurance given.

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Profitability depends upon many factors, including the success of the Company's marketing program, the Company's ability to identify and obtain the rights to additional products to add to its existing product line, expansion of its distribution and customer base, maintenance or reduction of expense levels and the success of the Company's business activities. The Company anticipates that it will continue to incur operating losses in the future. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system. There can be no assurance that the Company will be able to develop and maintain adequate marketing and distribution resources. If adequate funds are not available, the Company may be required to materially curtail or cease its operations.

Our products are based on technology that is not proprietary to the Company, which means that we must rely on the owners of the proprietary technology that is the basis for our products to protect that technology. We have no control over such protection.

The Company has agreements with Ferris Holding pursuant to which the Company has the right to produce nutraceutical products and to use Ferris’s trade secrets regarding Ferris’s proprietary Agronifier processes, materials, equipment, software, and hardware. As of the date of this Prospectus, Ferris was a related party, as Barry Epling is the Chairman of the Company and the Founder and President of Ferris Holding, and because Ferris is the Company’s largest shareholder, with approximately 83% of the Company’s outstanding shares. As such, the Company’s nutraceutical products and uses of the Agronifier technology are not based on technology proprietary to the Company. There can be no assurance that Ferris will continue to license its products or Agronifier technology to the Company, the loss of which would have a material adverse effect on our business and ability to operate.

The Company's success in developing products and technologies based on the Ferris Technology licensed to the Company may also depend on our ability to acquire or otherwise license competitive technologies and products and to operate without infringing the proprietary rights of others, both in the United States and internationally. No assurance can be given that any licenses required from third parties will be made available on terms acceptable to the Company, or at all. If the Company does not obtain such licenses, it could encounter delays in product introductions while it attempts to adopt alternate measures, or could find that the manufacture or sale of products requiring such licenses is not possible.

If we are unable to successfully develop and market our products or if our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product, we will be subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new products successfully with minimal disruption in customer purchasing patterns, we will need to manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, products that respond to advances by others, that our new products will adequately address the changing needs of the market, or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

We are highly dependent on our executive officers and certain of our scientific, technical and operations employees.

Management anticipates that the Company’s revenues will be derived almost exclusively from the sales of products and the use of the licensed Agronifier technology. We depend heavily on our executive officers and certain scientific, technical, and operations employees, including Barry Epling, Dr. Gerald A. Epling, and our Advisory Board consisting of Dr. Jun Gu M.D., Ph.D., Dr. Edward E. Jacobs Jr. M.D., and Dr. Antonina Nabokova, M.D. As of the date of this Prospectus, we did not have employment agreements with any of these individuals. The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive, scientific, or technical personnel on acceptable terms.

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We intend to rely on third parties to manufacture our product line.

The Company has no manufacturing capabilities for its nutraceutical products With respect to the manufacturing of our nutraceutical products for sale and distribution as well as the manufacturing of devices and equipment related to the Agronifier technology and products, the Company plans to use third-party manufacturing resources. Consequently, the Company may be dependent on contract manufacturers for the production of existing products and may depend on third-party manufacturing resources to manufacture equipment and devices it may add to its product line in the future. In the event that the Company is unable to obtain or retain third-party manufacturing, it may not be able to continue its operations as they relate to the sale of such equipment and devices.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.

Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify; however, we may fail to correctly anticipate or quantify insurable risks. Additionally, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have limited product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of human therapeutic products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have limited product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is maintained in the future, any product liability claim could harm our business or financial condition.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a manufacturer and distributor of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. The cost of defending against such claims can be substantially higher than the cost of settlement even when such claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future. Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income. Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price will rise to provide any such increase.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

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Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We are a public company. The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

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Risks Related to Ownership of Our Common Stock and This Distribution

The distribution is a taxable transaction, and therefore you could be subject to material amounts of taxes.

The distribution of our shares by Hemp pursuant to this prospectus does not qualify as a tax-free spin-off to Hemp shareholders under Section 355 of the Internal Revenue Code of 1986. As a consequence, you could be subject to material amounts of taxes. In addition, Hemp may have to recognize a taxable capital gain on the difference between the fair market value of the interest in the Company it is distributing to its shareholders and its tax basis in the distributed stock. Furthermore, those Hemp shareholders who receive our common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such shareholders, even though we believe the shares to be distributed in the distribution to have only nominal value. Neither this prospectus nor the registration statement of which it is a part should be read to constitute tax or legal advice with respect to the distribution of our shares.

We will continue to be subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of the filing of the Form 10 registration statement, we became a public reporting company and, accordingly, became subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Although one member of our Board of Directors has limited experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002. Additionally, the Company’s sole officer and director does not have experience in management of a publicly reporting company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

There is no public market for our securities and an active trading market may not develop.

We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Bulletin Board or otherwise or how liquid that market might become. An active public market for our Common Stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for our current shareholders to sell their shares of Common Stock at a price that is attractive to them, or at all.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our common stock may fluctuate significantly.

Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

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•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the nutraceutical industry;
•	changes in key personnel;
•	entry into new geographic markets;
•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
•	investors’ perceptions of our prospects and the prospects of the nutraceutical industry;
•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	announcements relating to litigation;
•	financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
•	the development and sustainability of an active trading market for our common stock;
•	future sales of our common stock by our officers, directors and significant stockholders; and
•	changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many Internet travel services companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

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  The issuer of the securities that was formerly a shell company has ceased to be a shell company,
  The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,
  The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
  At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

As a result, although the registration statement on Form 10 originally filed with the SEC on May 3, 2013, intended to provide “Form 10 Information,” the original Form 10 stated only that the company was a blank-check shell, seeking a transaction with another entity. On October 24, 2013, the Company filed a Current Report on Form 8-K, frequently referred to as a “Super 8-K,” to provide additional information about the Company’s planned operations, contracts, shareholders, management, financial position, and other information constituting Form 10 Information under the SEC’s regulations, and stating Management’s position that the Company had exited the shell company stage of development as of the date of the Super 8-K Report. In the Super 8-K Report, Management stated its belief that the entry by the Company into the two license agreements with Ferris Holding, the entry into asset purchase agreement with BioSwan, the acquisition of certain of the assets of BioSwan, and the receipt of an initial order for the Company’s products were evidence that the Company no longer met the definition of a “shell company” because the Company has assets consisting of more than just cash, cash equivalents, and nominal other assets, and that the information provided in the “Super 8-K” constituted Form 10 Information about the Company, pursuant to which the Company had exited shell company status.

Nevertheless, because of the Company’s prior history as a shell company, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose, will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock, which could result in dilution to the holdings of our stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion,

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voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although as of the date of this registration statement we had no intentions or plans to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future, and such issuances could have a dilutive impact on the holdings of our stockholders.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

We cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. Until the common stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board, the OTC Markets (including OTCQB and OTCQX), another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Even if publicly-traded in the future, our common stock may be subject to “Penny Stock” restrictions.

If our common stock becomes publicly-traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock's market liquidity. The Securities and Exchange Commission has adopted regulations which define a "penny stock" to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Those requirements could adversely affect the market liquidity of such stock. There can be no assurance that if our common stock becomes publicly-traded the price will rise above $5 per share so as to avoid these regulations.

Hemp, Inc., shareholders may want to sell their BioAdaptives shares after they are received in the distribution and this could adversely affect the market for our securities.

Hemp, Inc., will distribute 2,000,000 shares of our common stock to its shareholders in the distribution. Management of Hemp made the decision to invest in us without shareholder approval and the shareholders of Hemp that will now be our shareholders may not be interested in retaining their investment in us. Because Hemp shareholders will receive registered shares in the distribution, they will be free to resell their shares immediately upon receipt. If any number of Hemp shareholders offer their shares for sale, the market for our securities could be adversely affected.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

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We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors, potentially decreasing our stock price.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if potential investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile or decrease.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose “opt out” of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

Our management and other affiliates have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

As of the date of this Prospectus, one entity which is owned and controlled by our Chairman beneficially owns approximately 83% of our common stock, representing approximately 83% of the voting power of our outstanding capital stock. As a result, this stockholder will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our Amended and Restated Certificate of Incorporation and By-laws contain provisions that may make the acquisition of us more difficult without the approval of our board of directors. These provisions, among other things:

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•	authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include supermajority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of common stock;
•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;
•	provide that only the chairperson of our board of directors, chief executive officer or a majority of the board of directors may call a special meeting of stockholders;
•	provide that our board of directors is expressly authorized to make, alter or repeal our amended and restated by-laws;
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and
•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These antitakeover provisions and other provisions under Delaware law may prevent new investors from influencing significant corporate decisions, could discourage, delay or prevent a transaction involving a change-in-control, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

THE DISTRIBUTION

Common Stock to be distributed by Hemp	2,000,000
Common Stock to be distributed by the Company	5,000
Common Stock outstanding before the distribution	12,041,667
Common Stock outstanding after the distribution (maximum)[1]	12,046,667
Gross proceeds	$0

1.	Up to 5,000 previously unissued shares of common stock may be issued to shareholders of Hemp who would otherwise be entitled to receive a fractional share in the distribution.

USE OF PROCEEDS

Neither we nor Hemp will receive any proceeds resulting from the distribution of the shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

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DISTRIBUTION SUMMARY

Record Date	Shareholders of Hemp will receive one (1) share of BioAdaptives common stock for every 839 shares of Hemp common stock owned of record on the date of this prospectus, subject to adjustment in the event of a stock split or reverse split of Hemp common stock prior to the date of distribution. Fractional shares will not be issued and will be rounded up to the nearest whole share. Up to 5,000 shares will be issued by the Company in lieu of fractional shares.

Record Holders	Hemp has approximately 234 shareholders of record. As of the date of this Prospectus, BioAdaptives had 2 shareholders of record. Following the distribution, BioAdaptives will have approximately 236 shareholders of record.

Prospectus	A copy of this prospectus will accompany each certificate being distributed to the Hemp shareholders on the distribution date.

Distribution Date	Up to 2,000,000 shares of common stock will be delivered to Madison Stock Transfer, Inc., the distribution agent, within ten days of the date of this prospectus and the distribution agent will distribute the share certificates to the Hemp shareholders (along with a copy of this prospectus), within thirty days thereafter.

Listing and Trading	There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. Management anticipates that within 3 months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets, but there is no assurance that the Company's common stock will be quoted on the OTC Bulletin Board or the OTC Martkes or any other exchange or trading facility. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

Background and Reasons for the Distribution

Company Information; Organization

APEX 8 Inc. was incorporated in the State of Delaware on April 19, 2013. From inception, the Company was in the developmental stage and has conducted virtually no business operations, other than organizational activities and preparation a n d filing of a registration statement on Form 10 (the “Registration Statement”). The Company selected December 31 as its fiscal year end.

On June 21, 2013, the Company’s sole officer and director, Richard Chiang, entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’ s common stock to Ferris Holding Inc. at a purchase price of $40,000. In aggregate, these shares represented 100% of the Company’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owned no shares of the Company’s stock, and Mr. Chiang resigned from all officer and director positions with the Company. The Company accepted Mr. Chiang’s resignations. The resignations were in connection with the consummation of the Share Purchase Agreement with Ferris Holding Inc.,and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

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Effective as of the same date, to fill the vacancies created by Mr. Chiang’s resignations, the Company and appointed Barry K. Epling as Chairman of the Board of Directors, and Gerald A. Epling, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors of the Company.

Subsequently, on September 25, 2013, pursuant to board and shareholder approval, we changed our name from APEX 8 Inc. to BioAdaptives, Inc., and filed a Certificate of Amendment with the Delaware Secretary of State.

BioSwan Inc.

BioSwan was incorporated in April 2011 by Hemp, Inc. in Nevada. Since its inception, it has focused on improving the quality of life via its access to proprietary all natural formulations and modalities designed to improve the quality of life and overall wellness. BioSwan had access to the formulations and modalities through licensing agreements with Ferris Holding, Inc.

Originally BioSwan was expected to create nutraceuticals using hemp as a foundation. The CBDs in hemp have proven extremely beneficial to humans without any intoxicating effects. Hemp management anticipated that products containing CBDs would become legal in the United States, and in the meantime, BioSwan would be able to offer non-hemp-based products. Due to the uncertainty of whether or when products containing CBDs would be legal for distribution or sale, it was decided by the Hemp management team to divest BioSwan of the non-core, non-hemp business, to allow Hemp management to focus on its hemp products at the BioSwan level, and not confuse the market with non-hemp products, Hemp management anticipates that this divestiture of non-hemp products will allow both companies to grow profitably faster and result in more shareholder benefits by improving Hemp, Inc.’s bottom line and by distributing the BioAdaptives, Inc. stock to the Hemp, Inc. shareholders.

Hemp, Inc.

Hemp Inc. was incorporated on January 16, 2008, in Colorado as Preachers Coffee, Inc. and was given the trading symbol PCIO. On October 10, 2011, the trading symbol was changed to HEMP. Subsequently the name was changed to Hemp, Inc.

As of the date of this prospecuts, Hemp is a publicly traded company (Pink Sheets: HEMP) engaged primarily in the business of providing lawful products and services based on industrial hemp. Hemp Inc. sells hemp based products. These products include; Hemp protein, oil, seed hearts, nutraceuticals, fabrics, grocery bags, gloves, back packs, cargo pants, t-shirts, sheets, insulation material, and building material.

With the company name of Hemp Inc. and a company commitment to only sell legal industrial hemp products, Hemp’s management believed that a non-hemp product would cause confusion in the marketplace, and it has been a distraction to management. Hemp management’s decision to sell BioSwan’s non-hemp assets should clear up the confusion and should allow management to focus on its core business.

Hemp previously announced a plan to spin off its shares of BioSwan to the Hemp shareholders in December 2012. However, that spin-off did not occur, and Hemp retained its ownership of BioSwan’s common stock.

Hemp Acquires BioAdaptives Common Stock

On October 25, 2013, following the purchase of the BioSwan assets by BioAdaptives, for which BioAdaptives issued 2,000,000 shares of its restricted common stock to BioSwan as consideration for the assets purchased, BioSwan’s Board of Directors transferred 2,000,000 shares of BioAdaptives Common Stock to Hemp as a stock dividend.

BioAdaptives was not a party to either of the transactions listed above.

As such, Hemp became the owner of the BioAdaptives shares, which are the Shares being distributed to the Hemp shareholders pursuant to this Prospectus and the Registration Statement of which it is a part.

Following the acquisition of the assets and operations of BioSwan by BioAdaptives, as BioAdaptives continues to grow and implement its business plan and strategies, BioAdaptives will require additional capital. The management of both Hemp and BioAdaptives believes that the distribution and the resulting status of BioAdaptives as a separate publicly traded company will provide BioAdaptives with additional opportunities to access the public equity markets for growth capital.

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By distributing its holdings in BioAdaptives shares to the Hemp shareholders, Hemp will be in a better position to focus its efforts on making a profit in its own operations.

Hemp intends to distribute to its shareholders on a pro-rata basis all shares of the Company’s common stock held by it in a transaction referred to in this registration statement as the “Distribution.” Prior to the Distribution and until it is completed, Hemp will own approximately 16.61% of the outstanding shares of the Company, which it acquired from its wholly owned subsidiary, BioSwan, Inc., as described above. In connection with the Distribution, the 2,000,000 shares of the Company’s common stock held directly by Hemp will be distributed pro rata to the shareholders of Hemp who own Hemp common stock as of the close of trading on the record date of November 29, 2013. (The record date will be determined once the registration statement of which this prospectus is a part has been declared by the U.S. Securities and Exchange Commiss i on (the “SEC”).) Fractional shares will be rounded up to the nearest whole share, and the Company has agreed to issue up to 5,000 shares of common stock in lieu of fractional shares. Following the completion of the Distribution, the shareholders of Hemp, as a group, will hold the same percentage of the issued and outstanding common stock of the Company (approximately 16.61%) that Hemp held immediately prior to the Distribution; the ownership interests of the Company’s shareholders other than Hemp will not be affected or changed materially as a result of the Distribution. Hemp will no longer beneficially own any shares of the Company’s common stock following the Distribution. The shares distributed by Hemp will be publicly traded securities; however, no market for our securities exists at this time, and there is no assurance that a market will exist for our common stock following the Distribution. The Company intends to apply for its shares to be traded on the OTC Bulletin Board or the OTC Markets, although there can be no guarantee of how long that application process will take.

Mechanics of Completing the Distribution

Hemp management anticipates that within ten days of the date of the effective date this prospectus, Hemp will deliver 2,000,000 shares of our common stock to the distribution agent, Madison Stock Transfer, Inc., to be distributed to the shareholders of Hemp. The Company will also deliver 5,000 shares to the transfer and distribution agent to be issued in lieu of fractional shares as described above.

If you hold your Hemp shares in a brokerage account, your BioAdaptives shares of common stock will be credited to that account. If you hold your Hemp shares in certificated form, a certificate representing shares of your BioAdaptives common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

No cash distributions will be paid. No shareholder of Hemp will be required to make any payment or exchange any shares in order to receive our common shares in the distribution. Hemp will bear all of the costs of the distribution, and BioAdaptives is bearing the costs of this Registration Statement.

Tax Consequences of the Distribution

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, Hemp would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by Hemp as a tax free spin-off. Hemp does not meet this requirement and consequently, we do not believe that the distribution by Hemp of our stock to its shareholders will qualify for tax free spin-off status. This prospectus should not be read as providing legal or tax advice with respect to the distribution to our shareholders.

The distribution of the BioAdaptives stock to Hemp shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the BioAdaptives stock on the date of the distribution, as determined in good faith by Hemp. In determining the fair market value of the shares distributed hereunder, Hemp may reference the price of our shares in recent sales of our common stock, our book value, our discounted cash flows, similar sized entities in similar industries as those in which we operate, as well as recent economic conditions. If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV. The tax impact of the distribution on Hemp is not anticipated to be significant, given the relatively small number of shares involved and the large number of shareholders receiving shares in the distribution.

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PLAN OF DISTRIBUTION

This prospectus covers the distribution of 2,000,000 shares of our common stock owned by Hemp. The distribution by Hemp of 2,000,000 shares (and, to the extent necessary to round up fractional shares, up to an additional 5,000 shares) of our common stock to the Hemp shareholders will be accomplished upon effectiveness of the registration statement of which this prospectus is a part. The mechanics of the Hemp dividend distribution will be performed by Hemp’s transfer agent, Madison Stock Transfer, Inc.

Hemp is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of the shares of BioAdaptives it owns to its shareholders. A shareholder of Hemp receiving shares in the distribution by Hemp may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares, although as of the date of this prospectus, no market existed for our shares, and BioAdaptives’s management was not aware of any shareholder who may engage in such transactions as of the date of this prospectus. We have agreed to pay all fees and expenses incident to the registration of the common stock.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of September 30, 2013. You should read this table in conjunction with the information under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

As of September 30, 2013
(unaudited)
Cash and cash equivalents	$0

Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 10,000,000 shares issued and outstanding as of September 30, 2013	1,000
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares designated, issued or outstanding as of September 30, 2013	0
Accumulated deficit	2,249

Total stockholders' equity	(500)

Total liabilities and stockholders' equity	$0

As of September 30, 2013, there were 10,000,000 shares of our common stock outstanding. Subsequent to September 30, 2013, an additional 2,000,000 shares were issued in connection with the purchase of the BioSwan assets, which shares were subsequently transferred by BioSwan to Hemp, and an additional 41,667 shares were issued in connection with a private purchase of common stock by Ferris Holding.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed hereunder will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below Following the distribution, these affiliates, primarily our executive officers and directors and their related parties, will hold a total of approximately 10,151,265 shares, or 84.30% of the common stock outstanding.

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Under Rule 144, a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

As a result, although the registration statement on Form 10 originally filed with the SEC on May 3, 2013, intended to provide “Form 10 Information,” the original Form 10 stated only that the company was a blank-check shell, seeking a transaction with another entity. On October 242013, the Company filed a Current Report on Form 8-K, frequently referred to as a “Super 8-K,” to provide additional information about the Company’s planned operations, contracts, shareholders, management, financial position, and other information constituting Form 10 Information under the SEC’s regulations, and stating Management’s position that the Company had exited the shell company stage of development as of the date of the Super 8-K Report. In the Super 8-K Report, Management stated its belief that the entry by the Company into the two license agreements with Ferris Holding, the entry into asset purchase agreement with BioSwan, the acquisition of certain of the assets of BioSwan, and the receipt of an initial order for the Company’s products were evidence that the Company no longer met the definition of a “shell company” because the Company has assets consisting of more than just cash, cash equivalents, and nominal other assets, and that the information provided in the “Super 8-K” constituted Form 10 Information about the Company, pursuant to which the Company had exited shell company status.

Nevertheless, because of the Company’s prior history as a shell company, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose, will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

Based on shares outstanding as of November 1, 2013, the 10,041,667 shares of our common stock outstanding that are not registered and covered by this prospectus will be deemed restricted securities as defined under Rule 144.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for over-the-counter trading of the Company's securities may develop after the distribution is completed, there can be no assurance that such a market will develop or that it will be sustained. After the effective date of this registration statement and the distribution, the shares of the Company's common stock distributed by Hemp in the distribution will be unrestricted and freely salable, except for approximately 5.48% of the common stock which will be owned by affiliates of the Company. We expect to apply for listing of our common stock on the OTC Bulletin Board or the OTC Markets (including the OTCQB or OTCQX), but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop. For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership Of Certain Beneficial Owners And Management” on page 33.

Holders

Immediately following the distribution, the Company anticipates that there will be approximately 236 record holders of the Company's common stock. Prior to the Distribution, the Company had approximately 2 holders of record of our common stock.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock. The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future. We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be Madison Stock Transfer, Inc. 1688 East 16th St #7, Brooklyn, NY 11229.

Equity Compensation Plans

The Company currently does not have any equity compensation plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as "project," “forecast,” "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "potentially," "will" or "may," or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•	expectations of future operating results or financial performance;
•	introduction of new products;
•	plans for growth, future operations and potential acquisitions;
•	our plans to develop and commercialize our products;
•	the size and growth potential of possible markets for our product candidates and our ability to serve those markets;
•	the rate and degree of market acceptance of any future products;
•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;
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•	our ability to attract strategic partners with development, regulatory and commercialization expertise; and
•	the development of our marketing capabilities.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BUSINESS

Organization

BioAdaptives, Inc., (“BioAdaptives,” the “Company,” or “we” or “us”) was incorporated in the State of Delaware on April 19, 2013, as APEX 8 Inc. From inception through October 21, 2013, the Company was in the developmental stage and conducted virtually no business operations, other than organizational activities and preparation of a registration statement on Form 10 (the “Registration Statement”). The Form 10 was filed on May 3, 2013, and went effective following a review by the U.S. Securities and Exchange Commission (the “SEC”). On June 11, 2013, the SEC informed the Company the SEC staff had no further comments.

Subsequently, on June 21, 2013, our sole officer and director, Richard Chiang, entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Ferris Holding Inc. at a purchase price of $40,000. In aggregate, these shares represented 100% of the Company’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owned no shares of the Company’s stock.

Additionally, on June 21, 2013, the Company accepted the resignations of Richard Chiang as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations were in connection with the consummation of the Share Purchase Agreement with Ferris Holding Inc., and were not the result of any disagreement with Company on any matter relating to Company's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Company elected and appointed Barry K. Epling as Chairman of the Board of Directors, and Gerald A. Epling, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors of the Registrant.

Subsequently, on September 25, 2013, pursuant to board and shareholder approval, we changed our name from APEX 8 Inc. to BioAdaptives, Inc., and filed a Certificate of Amendment with the Delaware Secretary of State.

As noted above, pursuant to the rights granted to the Company under Product Agreement, the Company plans to manufacture and sell nutraceutical products using Ferris’s stem-cell enhancing technologies and intellectual property, and to sell private label nutraceutical products. The Company plans to both sublicense these rights and to produce and sell these products.

With respect to products to be sold directly, the Company’s strategy is to use its marketing division with a separate management team which reports to the Company’s Board of Directors. On October 9, 2013, the marketing division received an order for $49,500 of nutraceutical products from a third-party purchaser.

With respect to the Company’s research and development operations, as well as strategic planning for the future, the Company relies on the expertise of three medical doctors and scientists on our advisory board to help us develop innovative, health inspired nutraceutical products. Dr. Jun Gu M.D., Ph.D., Dr. Edward E. Jacobs Jr. M.D., and Dr. Antonina Nabokova, M.D., were recently appointed to our Advisory Board, and will assist in our research and development process with our products.

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Dr. Jun Gu has extensive experience in laboratory toxicology work and is frequently called upon as an expert in toxicology and pharmacology. He received his medical degree (M.D.) in 1986 from the Second Military Medicine University in Shanghai, China and a Ph.D. in pharmacology from Shanghai Medical College at Fudan University in Shanghai, China in 1993.

Dr. Edward “Ted” Jacobs Jr. has over 25 years experience in biopharmaceuticals and medical device equipment as well as 35 years of in-hospital and ambulatory patient care. He has led medical teams in the design and execution of preclinical and multi center clinical trials of Phase 3 and submission of NDA/BLA. Dr. Jacobs maintains a position as senior consulting medical doctor at EnVivo Pharmaceuticals, Inc., in Watertown, MA. He received his medical degree (M.D.) from Harvard Medical School in 1966, and received an A.B. from Princeton University in 1962.

Dr. Nabokova has over 11 years experience in clinical trials and managing development of clinical operations in areas such as psychiatry, orphan indication, and urology. Dr. Nabokova currently maintains an office as the head representative office of Harrison Clinical Research Deutschland GmbH, in Saint Petersburg, Russia. She received her medical degree (M.D.) from Leningrad Medical University in 1987 and also obtained a certificate in cardiology from Leningrad Medical University.

Additionally, pursuant to the Technology Agreement, the Company plans to use the Agronifier Technology to treat foods and beverages, as well as food supplements and the Company’s nutraceutical products. In recent laboratory tests, the Agronifier has been shown to improve the taste of liquids. Further tests are planned to determine the quantitative changes that occur with Agronification. More research is required to determine the highest and best use of the technology.

The Company has completed its proof of concept testing on its P3 product and is currently involved in clinical trials of the product. The trials should be completed during the fourth quarter of 2013 and preliminary results confirm the results of the proof of concept study. Moreover, the Company plans to seek to enhance its product offerings in the future with additional licensing agreements from Ferris Holding for nutraceuticals that reduce anxiety, and enhance memory, focus, alertness, and overall wellness.

In addition to the Company’s direct operations under the Ferris Agreements, the Company intends to continue its relationship with CleanPath and to honor the sublicense agreements with CleanPath of the Ferris technology, which should continue to generate revenues for the Company, although there can be no guarantee that these contracts will continue to generate significant revenues.

BUSINESS STRATEGY

The Company's strategy is to develop a position as a leader in supplying quality nutraceutical products to an aging population within developed countries such as the United States, Canada, Western Europe, Eastern Europe, Russia, and Asian countries such as China, Japan, Korea and Taiwan, while continuing to create new innovative, health inspired products to generate growth in sales and profitability. Specifically, the Company seeks to:

1. Create market share in the rapidly growing aging population demographic. The Company's strategy is to create its share in the this demographic within developed countries by (i) emphasizing the benefits of its proprietary nutraceutical and AgronifierTM products and technology as well as create additional products, (ii) utilizing its marketing division to act as its sales and distribution arm to seek out channels for sales coverage.

2. Focus on Aging Population of Developed Countries. The Company believes that the population growth in the aged population demographic presents a unique opportunity. The World Health Organization has stated that the population growth for those 60 years and older will more than double from 11% to over 22% between 2000 and 2050, with the absolute number of people aged 60 and over expected to increase from 605 million to 2 billion within the same period. Additionally, according to the World Health Organization, the number of people aged 80 years or older will quadruple to 395 million within the next 30 years. (Source: http://www.who.int/ageing/about/facts/en/. Paper copy on file with the Company.) (The URL of the World Health Organization website is included herein as an inactive textual reference. Information contained on, or accessible through, that website is not a part of, and is not incorporated by reference into, this Prospectus.)

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3. Make strategic acquisitions. The Company plans to capitalize on the significant opportunities for consolidation available in the nutraceutical industry. The Company anticipates that it will seek acquisitions that serve to expand the Company's product brands, broaden its product offerings or facilitate entry into complementary distribution channels. As of the date of this Prospectus, the Company had not entered into any definitive agreements or negotiations relating to acquisitions.

4. Continue to develop new products and product extensions. The Company seeks to develop and commercialize nutraceutical products and through this effort intends to develop new and innovative products. During 2013, Ferris Holding introduced two new formulations of branded products, NutraLoadTM and Bliss In A BottleTM, and pursuant to the Product Agreement with Ferris, the Company has the right to develop, market, and sell these products. The Company also plans to continue developing new products, pursuant to the Ferris Product Agreement, as a significant element of its future growth.

5. Capitalize on strong international growth. The Company believes that international sales represent a significant growth opportunity as aging population growth outside North America exceeds 1 billion people. The Company plans to aggressively pursue international sales by adding additional salespeople, developing a network in high growth regions, and continuing its efforts to register products and trademarks in attractive foreign markets.

Keys to Success

As a research and development company, the Company’s mission is to create innovative, health-inspired nutraceutical products from its team of medical doctors and notable scientists on its Advisory Board. The Company seeks to become a competitive force in the nutraceutical marketplace by offering products that make key differences in people’s lives With the increase of aging populations in countries such as the United States, Eastern and Western Europe, and in Asian countries such as Japan, Korea and Taiwan, the Company plans to seek the opportunity within these unique population groups that understand and seek the health benefits of nutraceutical products.

Critical Issues

The Company operates in a very competitive environment. Generally, nutraceuticals do not require FDA approval to market in the United States, our primary market. This absence of regulatory oversight allows for a greater number of competitors, many of whom compete directly for our target market. There can be no assurances that we will succeed in our business as a leading provider of nutraceutical products, nor can there be any such assurances that our P-3 product or other product formulations (both company sales and private label products) will find commercial success.

Mission

The Company’s mission is to become a leading developer of innovative, health-inspired nutraceutical products worldwide. We seek to differentiate our business by utilizing our Advisory Board to help us create new products as well as evaluate new products to license. Additionally, the Company seeks to add value by combining our technical resources to become a leading force in nutraceutical products.

Marketing Objectives

Through our marketing division, we have created a separate sales and marketing organization that reports directly to our Board of Directors. This division has its own management and works exclusively to market our nutraceutical product. The Company does not plan to sell or market products directly, instead seeking distributors and private label clients through the marketing arm of the Company.

Financial Objectives

The Company seeks to achieve commercial success in its first product offering, private labeled P-3.

We seek to validate our work through the success of our product. Our first order for $49,500, received in October 2013, is an initial step towards this effort. The Company also seeks to develop a robust line of additional effective nutraceutical products within the near future and to become financially sustainable

Positioning

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The Company seeks to position itself as a leading researcher and developer of nutraceutical products. The Company’s strategy is to utilize our marketing division as our sales and marketing arm to help us gain traction with customers. As we concentrate our efforts to operate within an intensely competitive market, the Company will look to its medical consultants and Advisory Board for guidance in decision making and direction. Additionally, we will rely on Gerald Epling our President and Chief Executive Officer for leadership and strategic planning.

Marketing Research

Management believes that the BioAdaptives value proposition lies within the strength of our Advisory Board. The Company initially will rely on the experience and expertise from three medical doctors and research scientists on the Advisory Board, all of whom have broad experience and contacts throughout the nutraceutical industry and markets. The current members of this board are highly respected professional within their areas of expertise. Additionally, our sales and marketing arm will work directly with our management and Advisory Board on how we should approach our customers and potential customers.

International Opportunities

We will seek international sales opportunities as well as opportunities to create new partnership, licensing agreements and potential acquisitions as our management decides as opportunistic. Members of our Advisory Board have strong connections to international markets, and should be able to help us develop a strong presence in international markets throughout the world.

Competition

There are numerous factors that affect competition and our competitive position within the nutracueticals industry. There are limited barriers to entry which allow entrants into the industry with little complications. Additionally, there are no FDA trials or regulations by the FDA on nutraceutical products, the latter of which allows for intense competition within the industry. Due to the relatively low barrier to entry, we face numerous existing competitors and a greater number of new entrants. There can be no assurances that any of our efforts will be achieved to the satisfaction of our management and shareholders.

Employees

As of November 1, 2013, the Company had 1 full-time employees and no part-time employees. The company uses competent outside contractors to complete research and manufacture products. Management believes that our relationship with our employees and contractors is good.

The Distribution

Hemp, Inc., intends to distribute to its shareholders on a pro-rata basis all shares of the Company’s common stock held by it in a transaction referred to in this registration statement as the “Distribution.” In connection with the distribution, the 2,000,000 shares of the Company’s common stock held directly by Hemp, Inc., will be distributed pro rata to the shareholders of Hemp who own Hemp common stock as of the close of trading on the record date. No fractional shares will be issued. Fractional shares, if any, will be rounded up to the nearest whole share and the Company has agreed to issue up to 5,000 shares in lieu of such fractional shares. Following the completion of the distribution, the shareholders of Hemp, as a group, will hold the same percentage of the issued and outstanding common stock (approximately 16.61%) of the Company that Hemp held immediately prior to the distribution; the ownership interests of our shareholders other than Hemp will not be affected or changed materially as a result of the distribution. Hemp will no longer beneficially own any shares of our common stock following the distribution. The shares distributed by Hemp will be publicly traded securities; however, no market for our securities exists at this time, and there is no assurance that a market will exist for our common stock following the distribution.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

OVERVIEW

APEX 8 Inc. was incorporated in the State of Delaware on April 19, 2013. On May 3, 2013, we filed a registration statement on Form 10 to register with the U.S. Securities and Exchange Commission as a public company. We were originally organized as a vehicle to investigate and, if such investigation warranted, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On June 21, 2013, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Ferris Holding Inc. at a purchase price of $40,000. In the aggregate, these shares represented 100% of the Company’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owned no shares of the Company’s stock.

Additionally, on June 21, 2013, the Company accepted the resignations of Richard Chiang as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations were in connection with the consummation of the Share Purchase Agreement with Ferris Holding Inc., and were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Company elected and appointed Barry K. Epling as Chairman of the Board of Directors, and Gerald A. Epling, as President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors of the Company.

Subsequently, on September 24, 2013, the Board of Directors and Majority Stockholder of the Company approved an amendment to the Company ‘s Certificate of Incorporation to change the name of the Company from APEX 8 Inc. to BioAdaptives, Inc. On September 25, 2013, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Company to BioAdaptives, Inc.

Recent Developments

Ferris Holding Agreements

On October 21, 2013, the Company entered two license agreements with Ferris Holding, Inc., a Nevada corporation (“Ferris”). Pursuant to the first agreement (the “Product Agreement”), Ferris granted a license to the Company to Ferris’s proprietary primitive cell enhancing product and the name “NutraLoadTM.” Under the Product Agreement, the Company has the right to manufacture and sell nutraceutical products using Ferris’s stem-cell enhancing technologies and intellectual property, and to sell nutraceutical products under the name NutraLoad. The Company plans to both sublicense these rights (see discussion of CleanPath agreements below) and to produce and sell these products, either directly or through a subsidiary entity.

As consideration for the rights granted under the Product Agreement, the Company agreed to pay a royalty of 5% of the gross revenues royalties received from the sales of all products produced and sold by the Company pursuant to the rights granted under this license agreement. The term of the agreement is initially for six months, and the parties may agree to renew the agreement.

Pursuant to the second agreement, the (“Technology Agreement”), Ferris granted a license to the Company to Ferris’s trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “Agronifier Technology”), limited to the treatment of foods, supplements and liquids. Under the Technology Agreement, the Company has the right to use the Agronifier Technology to treat foods and beverages, as well as food supplements and the Company’s nutraceutical products. As with the product license agreement, the Company intends to both sublicense these rights (see discussion of CleanPath agreements below) and to use the Agronifier Technology, either directly or through a subsidiary entity, to treat foods, wine, and to build products incorporating the Agronifier Technology for resale.

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As consideration for the rights granted under the Product Agreement, the Company agreed to pay a royalty of 5% of the gross revenue from all products produced which incorporate the Technology, as well as from the provision of any services using the Technology from which revenues are generated. The term of the agreement is initially for six months, and the parties may agree to renew the agreement.

Acquisition of Assets of BioSwan

Additionally, on October 21, 2013, the Company entered into an Asset Purchase Agreement (the “APA”) with BioSwan, Inc., a Nevada corporation (“BioSwan”), pursuant to which the Company acquired certain of the assets of BioSwan (collectively, the “Assets”), consisting of the following:

-	A License Agreement between the Seller and CleanPath Resources Corp, a Nevada corporation (“CleanPath”) dated as of March 26, 2013, relating to the Ferris proprietary primitive cell enhancing product and name NutraLoadTM (the “CleanPath Product Agreement”);
-	A License Agreement between the Seller and CleanPath dated as of July 16, 2013, relating to the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “CleanPath Technology Agreement”);
-	Several non-disclosure agreements between BioSwan and various individuals; and
-	Stock certificates for 200,000,000 shares of CleanPath common stock.

Pursuant to the APA, BioSwan assigned the CleanPath Product Agreement and the CleanPath Technology Agreement to the Company, and the Company agreed to assume the obligations of BioSwan with respect to CleanPath under the CleanPath Product Agreement and the CleanPath Technology Agreement.

As consideration for the assets purchased, pursuant to the APA, the Company issued 2,000,000 shares of its restricted common stock to BioSwan as full consideration for the Assets purchased.

Under the CleanPath Product Agreement, CleanPath is required to pay to the Company a royalty of 20% of the gross revenue for the NutraLoad products produced under the rights granted under the CleanPath Product Agreement. CleanPath agreed to provide to the Company a monthly accounting of all gross revenue from the products sold. Under the CleanPath Technology Agreement, CleanPath is required to pay to the Company a royalty of 20% of the gross revenue for the products sold using the Agronifier technology. CleanPath agreed to provide to the Company a monthly accounting of all gross revenue from the products sold.

By way of background information, as of the date of the APA, BioSwan had received $55,000 in royalties pursuant to the CleanPath Product Agreement. Management anticipates that these agreements will continue to produce revenues to the Company, although there can be no guarantee that similar levels of royalties will continue to be paid.

By way of information, Ferris had previously entered into two license agreements with BioSwan, relating to the license of the Ferris proprietary primitive cell enhancing product and name NutraLoadTM and the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware. Prior to the entry into the APA, and in connection with the entry into the Product Agreement and the Technology Agreement between Ferris and the Company discussed above (collectively, the “Ferris Agreements”), Ferris Holding and BioSwan agreed to terminate these agreements. Pursuant to the Ferris Agreements, the Company has the rights necessary to perform its obligations under the assumed CleanPath Technology Agreement and the CleanPath Product Agreement. The Company intends to continue its relationship with CleanPath and to honor the sublicense agreements with CleanPath of the Ferris technology. Additionally, as of the date of this Prospectus, the Company intended to hold the CleanPath shares for investment.

Clinical Trial Preliminary Analysis

As discussed above, the Company has completed its proof of concept testing on its P3 product and is currently involved in clinical trials of the product. Management anticipates that the trials should be completed during the fourth quarter of 2013.

Management recently reviewed information gathered in the ongoing clinical trial of the Company’s proprietary herbal blend. Preliminary analysis of this information suggests that the proprietary herbal blend increased the number of primitive cells in peripheral blood by more than 250%. Primitive cells are thought to be part of the body’s natural renewal process.

Discussion

BioAdaptives, Inc., is a development stage company. To date we have achieved limited sales of $49,500 from one customer which represents 100% of our sales within fiscal 2013 year to date. We can make no assurances that we will find commercial success in any of our products. We also rely upon our sales and licensing of our Agronifier technology and direct and indirect sales of our P-3 and NutraLoadTM products for revenues, neither of which have produced any significant revenue since our inception. We are a new company and thus have very limited experience in sales expectations and forecasting. We also have not fully discovered any seasonality to our business as we began operations within the previous third quarter of 2013.

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COMPETITION

As a new entrant in the nutraceuticals market, we compete in an intense industry focused on brand recognition, efficacy claims, pricing, and marketing. The nutraceuticals industry is a largely unregulated and fragmented industry. There are numerous companies that compete with us and many of our competitors are larger than the Company, have greater access to capital, and may be better able to withstand volatile market conditions. Moreover, because the nutraceutical industry generally has low barriers to entry, additional competitors could enter the market at any time. In that regard, although the nutraceutical industry to date has been characterized by many relatively small participants, there can be no assurance that national or international companies (which may include pharmaceutical companies or other suppliers to mass merchandisers) will not seek to enter or to increase their presence in this industry. Increased competition in the industry could have an adverse effect on the Company. According to Euromonitor International’s report on Vitamins and Dietary Supplements in the US, dated April 2013 (copy on file with the Company), there are currently, six companies control more than 2% each of the market with the largest controlling 6%. Living Essentials, NBTY, Inc., Pharmavite Corp, Pfizer Consumer Healthcare, Inc., Bayer Group, and General Nutrition Centers, Inc. Together this group controls 22.4% of the US market. Another 28 companies control another 24% of the market. This leaves 53.6% of the market controlled by very small independent companies. The market is extremely competitive for similar products with over one hundred companies competing for market share.

DEPENDENCE ON FERRIS HOLDING

We rely on our majority shareholder, Ferris Holding, to a great extent for support. While we have incurred losses since inception, our business was funded initially by Ferris Holding and by our President, CEO, and CFO, Gerald Epling. Gerald Epling previously was an officer of Ferris Holding, although as of the date of this Prospectus, he had resigned and had no management position with Ferris Holding. Additionally, he is the brother of Barry Epling, who is the founder and is the sole officer and director of Ferris Holding. If we cannot achieve commercial success in our products, we may need to continue to rely on Ferris Holding for support. If Ferris Holding at any time decides to alter or change materially our arrangement, we could experience a material adverse affect on the Company.

     RELIANCE ON KEY MANAGEMENT

The operation of the Company requires managerial and operational expertise. In particular, the Company is dependent upon the management and leadership skills of Gerald Epling, our sole officer, and Barry Epling, the Chairman of the Board.. Additionally, the Company relies heavily upon the professional medical and scientific advice from its Advisory Board which includes Dr. Jun Gu M.D., Ph.D., Dr. Edward E. Jacobs Jr. M.D., and Dr. Antonina Nabokova, M.D. None of the key management employees has a long-term employment contract with the Company, and there can be no assurance that such individuals will remain with the Company. The failure of such key personnel to continue to be active in management could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH IMPLEMENTATION OF BUSINESS STRATEGY

Implementation of the Company's business strategy is subject to risks and uncertainties, including certain factors that are within the Company's control and other factors that are outside of the Company's control. In addition, certain elements of the Company's business strategy, notably the licensing of additional business lines from Ferris Holding, or other companies could result in significant expenditures of cash and management resources.

RISKS ASSOCIATED WITH ACQUISITIONS

The Company intends to use its equity to pursue acquisitions in the future as a component of the Company's business strategy, although as of the date of this Prospectusthe Company did not have any definitive agreements relating to any acquisitions. There can be no assurances that attractive acquisition opportunities will be available to the Company, that the Company will be able to obtain financing for or otherwise consummate any future acquisitions or that any acquisitions which are consummated will prove to be successful. Moreover, acquisitions involve numerous risks, including the risk that the acquired business will not perform in accordance with expectations, difficulties in the integration of the operations and products of the acquired businesses with the Company's other businesses, the diversion of management's attention from other aspects of the Company's business, the risks associated with entering geographic and product markets in which the Company has limited or no direct prior experience and the potential loss of key employees of the acquired business. The acquisition of another business can also subject the Company to liabilities and claims arising out of such business. In addition, future acquisitions would likely require additional financing, which would likely result in an increase in the Company's indebtedness or the issuance of additional capital stock which could be dilutive to holders of shares issued in the event of an Offering.

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NO ASSURANCE OF FUTURE INDUSTRY GROWTH

Although market data referred to in this Prospectus and otherwise available to investors regarding the size and projected growth rates of the market and our target demographic indicate that such markets are large and rapidly growing, there can be no assurance that such markets are as large as reported or that such projected growth will occur or continue. Market data and projections, such as those presented in this Prospectus, are inherently uncertain and subject to change. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond the Company's control. There can be no assurance that an adverse change in size or growth rate of the market will not have a material adverse effect on the Company.

RISKS ASSOCIATED WITH INTERNATIONAL MARKETS

The Company's growth likely will be dependent in part upon its ability to expand its operations into new markets, including international markets. The Company may experience difficulty entering new international markets due to greater regulatory barriers, the necessity of adapting to new regulatory systems and problems related to entering new markets with different cultural bases and political systems. Operating in international markets exposes the Company to certain risks, including, among other things: (i) changes in or interpretations of foreign regulations that may limit the Company's ability to sell certain products or repatriate profits to the United States, (ii) exposure to currency fluctuations, (iii) the potential imposition of trade or foreign exchange restrictions or increased tariffs and (iv) political instability. If the Company seeks to expand international operations, these and other risks associated with international operations are likely to increase.

Quantitative and Qualitative Disclosures about Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

PROPERTY

We currently lease an office at 7251 W Lake Mead Blvd, Suite 300, Las Vegas, Nevada, at a monthly rental cost of $850.00. We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

We are not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

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MANAGEMENT

The following table sets forth information concerning our executive officers and directors and their ages at November 29, 2013:

Name	Age	Position
Barry Epling	62	Chairman of the Board of Directors

Gerald A. Epling	58	President, Chief Executive Officer, Secretary, Chief Financial Officer, Director

Biographical Information for Barry K. Epling

Barry K. Epling, Age 62, Chairman of the Board of Directors

Mr. Epling currently serves as Chief Executive Officer, President and Director of Ferris Holding Inc. Mr. Epling is an entrepreneur and founder of Ferris Holding Inc. Mr Epling began his career in 1990 with the acquisition of a single telco switch formerly owned by Drexel Burnham Lambert Inc. He transformed that purchase into a full-fledged telecommunications company called US Tel, Inc., which became a NASDAQ-listed company. As Chief Operating Officer of US Tel, Inc., he was instrumental in producing revenue growth from $5,000 per month in 1992 to over $44 million per year by 1997.

In 1997, Mr. Epling began wholesale operations for a telcom carrier company specializing in secondary and tertiary markets within the emerging markets. Through his personal efforts, Mr. Epling developed long distance telecommunications services to Myanmar, Laos, Cambodia, Vietnam, Nepal, India, Egypt, Oman, Dubai, Tajikistan and Uzbekistan.

In 2005, Barry Epling launched Ferris Holding, Inc as CEO. Ferris Holding, Inc is a business consulting company specializing in the development of nutraceuticals from formulation through management and development.

Ferris Holding, Inc. has developed nutraceutical products that include functional beverages, science-based primitive cell enhancement products, and products designed to deal with various health related issues of baby boomers. Ferris Holding, Inc. has patents pending for its nutraceuticals and noninvasive devices.

Biographical Information for Gerald A. Epling

Gerald A. Epling, Age 58, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors

Mr. Gerald Epling began his career in the United States Air Force in 1975 in the electronics field. He served as an airman in the Texas Air National Guard from 1978 to 1979. He was also employed by Texas Instruments from 1978 to 1990 in the areas of Defense Systems Equipment Group and the Semiconductor Group, manufacturing and testing of electronics components for commercial applications. Mr. Epling began his own electronics consulting firm in 1990 to 1994, he also completed independent research monitoring and recording electrophysiological activities. From 2009 to 2013, he was employed by BioExperience LLC, as a program developer.

Mr. Epling is a nationally certified psychologist and holds a Ph.D. in Human Development and Communication Sciences, from the University of Texas. He also holds a Master’s degree in Applied Cognition and Neuroscience from the University of Texas, and a BS degree in Computer Science, also from University of Texas.

Barry K. Epling and Gerald A. Epling are brothers.

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ADVISORY BOARD

Name	Age	Position
Dr. Jun Gu M.D., Ph.D.	48	Medical Advisor

Dr. Edward E. Jacobs Jr. M.D.	73	Medical Advisor

Dr. Antonina Nabokova M.D.	50	Medical Advisor

Dr. Jun Gu, Age 48, has extensive experience in laboratory toxicology work and is frequently called upon as an expert in toxicology and pharmacology. He received his medical degree (M.D.) in 1986 from the Second Military Medicine University in Shanghai, China and a Ph.D. in pharmacology from Shanghai Medical College at Fudan University in Shanghai, China in 1993.

Dr. Edward “Ted” Jacobs Jr., Age 73, has over 25 years experience in biopharmaceuticals and medical device equipment as well as 35 years of in-hospital and ambulatory patient care. He has led medical teams in the design and execution of preclinical and multi center clinical trials of Phase 3 and submission of NDA/BLA. Dr. Jacobs maintains a position as senior consulting medical doctor at EnVivo Pharmaceuticals, Inc. in Watertown, MA. He holds a M.D from Harvard Medical School (1966), and an A.B. from Princeton University (1962).

Dr. Antonina Nabokova M.D, Age 50, has over 11 years experience in clinical trials and managing development of clinical operations in areas such as psychiatry, orphan indication, and urology. Dr. Nabokova currently maintains an office as the head representative office of Harrison Clinical Research Deutschland GmbH, in Saint Petersburg, Russia. She holds an M.D from Leningrad Medical University and also obtained a certificate in cardiology from Leningrad Medical University.

EXECUTIVE COMPENSATION

Executive Compensation

The Company was formed on April 19, 2013. No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Ferris Holding Inc.

As noted herein, Ferris Holding Inc. (“Ferris Holding”) is an entity that was founded and is managed by Barry Epling, who is the Chairman of the Board of Directors of BioAdaptives. Gerald Epling, who is a director and officer of BioAdaptives, previously was an officer of Ferris Holding, although as of the date of this Prospectus, he had resigned and had no management position with Ferris Holding. Additionally, he is the brother of Barry Epling. Ferris Holding was a party to two contracts with BioSwan, relating to the license by Ferris of certain rights to BioSwan. Those agreements were terminated in October 2013. Ferris subsequently entered into a product license agreement and a technology license agreement with BioAdaptives, pursuant to which, Ferris licensed to BioAdaptives certain rights to use Ferris’s technology and products. These agreements are discussed in more detail above in the section “License Agreements with Ferris Holding.”

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Mr. Barry Epling invented the Agronifier technology and licensed it to Ferris Holding.

Ferris Holding has previously provided consulting services to CleanPath Resources, separate from the CleanPath Product Agreement and the CleanPath Technology Agreement. Ferris Holding received shares of common stock of CleanPath Resources for the consulting services, but no longer owns any shares of CleanPath Resources. Neither Ferris Holding, Barry Epling, nor Gerald Epling have ever been an officer, director, control person, or affiliate of CleanPath Resources.

Director Independence

As of the date of this Prospectus, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the distribution, the 2,000,000 shares of the Company’s common stock held directly by Hemp, Inc., will be distributed pro rata to the shareholders of Hemp, Inc., who own Hemp common stock as of the record date. Additional shares (up to 5,000) may be issued in lieu of fractional shares. Shareholders of Hemp, Inc., owning shares as of the close of business on the record date will, unless they subsequently transfer such shares prior to the ex dividend date, receive one share of our common stock for every 839 shares of Hemp, Inc. common shares held at the record date (subject to adjustment in the event of a stock split or reverse split of Hemp common stock prior to the date of distribution). Following the distribution, the shareholders of Hemp, Inc., as a group, will continue to beneficially own approximately 16.61% of the issued and outstanding shares of the Company’s common stock. Hemp, Inc., will no longer own any shares of our common stock following the distribution. The disposition of shares in the distribution will not materially increase the number of shares of common stock issued and outstanding.

The following tables set forth certain information on a pro forma basis regarding beneficial ownership of the Company's common stock prior to giving effect to the distribution of 2,000,000 shares of common stock in the Distribution (i) by each person (or group of affiliated persons) who is expected by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of the Company, and (iii) by all of the directors and executive officers of the Company as a group.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of November 1, 2013, regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. The percentages are based on 12,041,667 total outstanding shares as of November 1, 2013.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership	Percentage of class
Common Stock	Barry K. Epling, Chairman of the Board of Directors(2)	10,041,667	83.39%
Common Stock	Ferris Holding Inc. (3)	10,041,667	83.39%
Common Stock	Gerald A. Epling, President, CEO, CFO, Secretary, Director	0	0%
Common Stock	Hemp, Inc. 8174 S. Las Vegas Blvd., #109367, Las Vegas, NV 89123	2,000,000	16.61%
Common Stock	All Officers and Directors As a Group (2 persons)	10,041,667	83.39%

(1)	Except as otherwise indicated, the address of the stockholder is: BioAdaptives, Inc., 7251 W Lake Mead Blvd Suite 300, Las Vegas, NV 89128.
(2)	Amount indicated includes 10,041,667 shares owned of record by Ferris Holding Inc., a company of which Mr. Barry Epling is the sole officer and director. Mr. Barry Epling owns no shares directly.
(3)	As noted above, Mr. Barry Epling is the sole director and officer of Ferris Holding Inc.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there are 12,041,667 issued and outstanding, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

35

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on June 5, 2012.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Provisions

Our Certificate of Incorporation and amended and restated By-Laws contain provisions that may make the acquisition of us more difficult without the approval of our Board of Directors. These provisions, among other things:

•	authorize the issuance of previously undesignated preferred stock, the terms of which may be established and the shares of which may be issued at the discretion of our Board of Directors without stockholder approval, and which may include supermajority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of Common Stock;
•	provide that only the chairperson of our Board of Directors, chief executive officer, a majority of the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes may call a special meeting of stockholders;
•	provide that our Board of Directors is expressly authorized to make, alter or repeal our By-Laws;
•	provide that vacancies on our Board of Directors may be filled only by a majority of directors then in office, even though less than a quorum; and
•	establish advance notice requirements for nominations for elections to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law may prevent new investors from influencing significant corporate decisions, could discourage, delay or prevent a transaction involving a change-in-control, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

36

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

Our financial statements for the fiscal period ended September 30, 2013, appearing in this prospectus and Registration Statement have been reviewed by Kenne Ruan, CPA, our independent registered public accounting firm, and are included in reliance upon the authority of such firm as experts in accounting and auditing.

37

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BioAdaptives, Inc. – None.

Hemp, Inc. – None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, for the shares of common stock being distributed by Hemp. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are currently subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”). Following the effective date of this Registration Statement and the distribution, we will continue to be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

You may also contact the Company at 7251 W Lake Mead Blvd Suite 300, Las Vegas, NV 89128, by email at info@bioadaptives.com, or via telephone at (702) 630-2280.

FINANCIAL STATEMENTS

Commencing at page F-1 are the audited financial statements for the Company for the fiscal period ended September 30, 2013.

38

BioAdaptives, Inc.
(A Development Stage Company)

UNAUDITED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2013
AND FOR THE PERIOD FROM APRIL 19, 2013
(DATE OF INCEPTION) TO SEPTEMBER 30, 2013

F-1

BioAdaptives, Inc.
(A Development Stage Company)
Balance Sheet

(unaudited)

As of September 30, 2013
ASSETS
Current Assets

Cash	$-

Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$500
Total Current Liabilities	500

TOTAL LIABILITIES	500

Stockholders’ Equity (Deficit)
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	-
Common stock ($.0001 par value, 100,000,000 shares authorized; 10,000,000 shares issued and outstanding as of September 30, 2013)	1,000
Additional Paid in Capital	749
Deficit accumulated during development stage	(2,249)
Total Stockholders’ Equity (Deficit)	(500)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-

See Notes to Financial Statements

F-2

BioAdaptives, Inc.
(A Development Stage Company)
Statements of Operations

(unaudited)

	Three Months Ended September 30, 2013	April 19, 2013 (inception) through September 30, 2013

Revenues

Revenues	$-	$-

Total Revenues	-	-

General & Administrative Expenses	1,249	1,749

Organization and related expenses	-	1,000

Total General & Administrative Expenses	1,249	2,749

Other Income	-	500

Net Loss	$(1,249)	$(2,249)
Basic loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	10,000,000	10,000,000

See Notes to Financial Statements

F-3

BioAdaptives, Inc.
(A Development Stage Company)
Statement of Cash flows

(unaudited)

	Three Months Ended September 30, 2013	April 19, 2013 (inception) through September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(1,249)	$(2,249)
Change in accounts payable	500	500
Changes in working capital	-	1,000

Net cash provided by (used in) operating activities	(749)	(749)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds in additional paid in capital	749	749
Net cash provided by (used in) financing activities	749	749

Net increase (decrease) in cash	-	-

Cash at beginning of year	-	-

Cash at end of year	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued to founder for services rendered	-	1,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	-	-

Income taxes paid	-	-

See Notes to Financial Statements

F-4

BioAdaptives, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
For the Period from April 19, 2013 (inception) to September 30, 2013

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

BioAdaptives, Inc. (formerly known as APEX 8 Inc.) (the “Company”) was incorporated under the laws of the State of Delaware on April 19, 2013 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board ASC 915. Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred Income tax expenses or benefits due to the Company not having any material operations for period ended June 30, 2013.

Basic Earnings (Loss) per Share

In February 1997, the FASB issued ASC 260, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective (inception).

F-5

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3.  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4. RELATED PARTY TRANSACTIONS

An officer and director of the Company has performed services for the Company during the period the value of which was $1000, in exchange for 10,000,000 shares of common stock. During the period an officer and director of the Company advanced $500 for general and administrative expenses, which was forgiven by the end of the quarter.

NOTE 5.   SHAREHOLDER’S EQUITY

Upon formation, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company. The founding shareholder made a contribution of $749 in additional paid in capital.

The stockholders’ equity section of the Company contains the following classes of capital stock as of September 30, 2013.

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding

•	Preferred stock, $ 0.0001 par value: 5,000,000 shares authorized; but not issued and outstanding.

NOTE 6. COMMITMENT AND CONTINGENCY

There is no commitment or contingency to disclose during the period ended September 30, 2013.

F-6

NOTE 7.  SUBSEQUENT EVENTS

On October 21, 2013, the Company entered two license agreements with Ferris Holding, Inc., a Nevada corporation (“Ferris”). Pursuant to the first agreement (the “Product Agreement”), Ferris granted a license to the Company to Ferris’s proprietary stem cell enhancing product and the name “NutraLoadTM.”  As consideration for the rights granted under the Product Agreement, the Company agreed to pay a royalty of 5% of the gross revenues royalties received from the sales of all products produced and sold by the Company pursuant to the rights granted under this license agreement.  The term of the agreement is initially for six months, and the parties may agree to renew the agreement.

Pursuant to the second agreement, the (“Technology Agreement”), Ferris granted a license to the Company to Ferris’s trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “Agronifier Technology”), limited to the treatment of foods, supplements and liquids.  As consideration for the rights granted under the Product Agreement, the Company agreed to pay a royalty of 5% of the gross revenue from all products produced which incorporate the Technology, as well as from the provision of any services using the Technology from which revenues are generated.  The term of the agreement is initially for six months, and the parties may agree to renew the agreement.

On October 21, 2013, the Company entered into an Asset Purchase Agreement (the “APA”) with BioSwan, Inc., a Nevada corporation (“BioSwan”), pursuant to which the Company acquired certain of the assets of BioSwan (collectively, the “Assets”), consisting of the following:

•	A License Agreement between the Seller and CleanPath Resources Corp, a Nevada corporation (“CleanPath”) dated as of March 26, 2013.

•	A License Agreement between the Seller and CleanPath dated as of July 16, 2013, relating to the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “CleanPath Technology Agreement”); and

•	Stock certificates for 200,000,000 shares of CleanPath common stock.

Pursuant to the APA, the Company issued 2,000,000 shares of its restricted common stock to BioSwan as full consideration for the Assets purchased.

Management has evaluated subsequent events up to and including October 21, 2013 which is the date the statements were available for issuance and determined there are no reportable subsequent events other than as noted above.

F-7

BIOADAPTIVES, INC.

(FORMERLY APEX 8 INC.)

AND BioSwan, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[ Unaudited ]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of BioAdaptives, Inc. (formerly Apex 8 Inc.), a Delaware corporation (the “Company”) as of September 30, 2013 and the assets of BioSwan, Inc., a Nevada corporation (“BioSwan”) as of September 30, 2013 accounting for the transaction as a purchase of the assets of BioSwan. The transaction was not completed as of September 30, 2013.

The following unaudited proforma condensed combined statement of operations combines the results of operations of the Company for the period from inception on April 19, 2013 through September 30, 2013 and the results of operations of BioSwan for the nine months ended September 30, 2013 as if the transaction had occurred at the beginning of the periods.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and BioSwan. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

F-8

BioAdaptives, Inc.
(Formerly Apex 8 Inc.)
BioSwan, Inc.
Proforma Condensed Combined Balance Sheet

September 30, 2013

ASSETS

[Unaudited]

	BioAdaptives, Inc.
	(formerly Apex 8 Inc.)	BioSwan, Inc.		Proforma
	September 30, 2013	September 30, 2013		Increase	Proforma
	[Company]	[BioSwan]		(Decrease)	Combined

ASSETS:

Securities held for sale	$ -	$ 240,000	A	$ (108,000)	$ 132,000
	$ -	$ 240,000		$ (108,000)	$ 132,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES:
Due to related party	$ 500	$ -		$ -	$ 500
	500	-		-	500

STOCKHOLDERS' (DEFICIT)
Common Stock	1,000	-	B	200	1,200
Additional Paid In Capital	749	-	B	239,800	240,549
Accumulated other comprehensive income	-	(560,000)	C	560,000	-
Retained earnings	-	800,000	C	(800,000)	-
Accumulated Deficit during the development stage	(2,249)	-	A	(108,000)	(110,249)
Total Stockholders' (Deficit)/Equity	(500)	240,000		(108,000)	131,500
	$ -	$ 240,000		$ (108,000)	$ 132,000

See Notes To Unaudited Proforma Condensed Financial Statements.
F-9

BioAdaptives, Inc.
(formerly Apex 8 Inc.)
BioSwan, Inc.
Proforma Condensed Combined Statement of Operations
[Unaudited]

	BioAdaptives, Inc.
	(formerly Apex 8 Inc.)
	From Inception	BioSwan, Inc.
	(April 19, 2013)	For the Nine
	through	Months Ended	Proforma
	September 30, 2013	September 30,2013	Increase	Proforma
	[Company]	[BioSwan]	(Decrease)	Combined

REVENUES	$ -	$ 800,000	$ (800,000)	$ -

OPERATING EXPENSES
Organization and related expenses	1,000	-	-	1,000
General and administrative	1,749	-	-	1,749

Total Operating Expenses	2,741	-	-	2,749

OPERATING INCOME (LOSS)	(2,749)	800,000	(800,000)	(2,749)

Other Income (Expense)	500	-	(108,000)	(107,500)

Total Other Income (Expense)	500	-	(108,000)	(107,500)

Net (Loss)	$ (2,249)	$ 800,000	$ (908,000)	$ (110,249)

OTHER COMPREHENSIVE INCOME (LOSS)

Loss on securities held for sale	-	(560,000)	560,000	-

TOTAL COMPREHENSIVE LOSS	$ (2,249)	$ 240,000	$ (348,000)	$ (110,249)

Basic net (loss) per common share				$ -

See Notes To Unaudited Proforma Condensed Financial Statements.

F-10

BioAdaptives, Inc.
(formerly Apex 8 Inc.)
BioSwan, Inc.
Proforma Condensed Combined Statement of Cash Flows
[Unaudited]

	BioAdaptives, Inc.
	(formerly Apex 8 Inc.)
	From Inception	BioSwan, Inc.
	(April 19, 2013)	For the Nine
	through	Months Ended	Proforma
	September 30, 2013	September 30,2013	Increase	Proforma
	[Company]	[BioSwan]	(Decrease)	Combined

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$ (2,249)	$ 240,000	$ (348,000)	$ (110,249)
Adjustments to reconcile net income (loss)
to net cash from operating activities: Change in accounts payable	500			500
Issuance of shares for services	1,000	-	-	1,000
Net cash from operating activities	(749)	240,000	(348,000)	(108,749)

CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from additional capital paid in	749			749
Securities held for sale	-	(240,000)	108,000	(132,000)
Net cash from operating activities	749	(240,000)	108,000	(131,251)

CASH FLOWS FROM FINANCING ACTIVITIES
Shares issued for assets	-	-	240,000	240,000
Net cash from operating activities	-	-	240,000	240,000

NET CHANGE IN CASH	-	-	-	-
CASH AT BEGINNING	-	-	-	-
CASH AT END OF PERIOD	$ -	$ -	$ -	$ -

See Notes To Unaudited Proforma Condensed Financial Statements.

F-11

BIOADAPTIVES, INC.

(FORMERLY APEX 8 INC.)

AND BioSwan, INC.

NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[Unaudited]

NOTE 1 – BIOADAPTIVES, INC. (FORMERLY APEX 8 INC.)

BioAdaptives, Inc. (formerly Apex 8 Inc.) (the “Company”) was organized under the laws of the State of Delaware on April 19, 2013. The Company has been seeking potential business opportunities. The Company has been in the development stage since inception on April 19, 2013.

NOTE 2 – BioSwan, INC.

BioSwan, Inc. (“BioSwan”) was organized under the laws of the State of Nevada on April 12, 2011. BioSwan is a wholly owned subsidiary of Hemp, Inc.

NOTE 3 - PROFORMA ADJUSTMENTS

On October 21, 2013, all of the assets of BioSwan were acquired by the Company pursuant to an Asset Purchase Agreement. The agreement called for the Company to issue 2,000,000 shares of common stock to BioSwan for 100% of the assets of BioSwan consisting of 200,000,000 restricted shares of CleanPath Resources Corp. and two nutraceutical distribution contracts.

Proforma adjustments on the attached financial statements include the following:

[A]	To record a valuation adjustment reducing the carrying value of the 200,000,000 restricted shares of CleanPath Resources Corp. by 45%; 15% for lack of marketability, 15% for lack control, and 15% large block discount.

[B]	To record the issuance of 2,000,000 shares of the Company’s common stock pursuant to the Asset Purchase Agreement.

[C]	To eliminate the Accumulated Other Comprehensive Income and the retained earnings of BioSwan not acquired by the Company.

NOTE 4 - PROFORMA (LOSS) PER SHARE

The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods.

F-12

Dealer Prospectus Delivery Obligation. Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

39

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee		$31	*
Accounting fees and expenses	$	,2,500	*
Legal fees and expenses		$18,000	*
Miscellaneous		$5,000	*
Total		$25,531	*
*Estimated

In addition to these expenditures, Hemp, Inc., will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent. Those expenses are estimated to be approximately $5,000.

Item 14. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

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Article Tenth of the registrant’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On October 1, 2013, the Company sold an aggregate of 41,667 shares of its common stock for aggregate consideration of $5,000 (a per-share price of $0.12). The shares were sold to an accredited investor, Ferris Holdings Inc., the controlling stockholder of the Company.

On October 21, 2013, the Company entered into an Asset Purchase Agreement (the “APA”) with BioSwan, Inc., a Nevada corporation (“BioSwan”), pursuant to which the Company acquired certain of the assets of BioSwan (collectively, the “Assets”), consisting of the following:

-	A License Agreement between the Seller and CleanPath Resources Corp, a Nevada corporation (“CleanPath”) dated as of March 26, 2013, relating to the Ferris proprietary stem cell enhancing product and name NutraLoadTM (the “CleanPath Product Agreement”);
-	A License Agreement between the Seller and CleanPath dated as of July 16, 2013, relating to the Ferris trade secrets relating to Ferris’s proprietary AgronifierTM processes, materials, equipment, software, and hardware (the “CleanPath Technology Agreement”);
-	Several non-disclosure agreements between BioSwan and various individuals; and
-	Stock certificates for 200,000,000 shares of CleanPath common stock.

Pursuant to the APA, BioSwan assigned the CleanPath Product Agreement and the CleanPath Technology Agreement to the Company, and the Company agreed to assume the obligations of BioSwan with respect to CleanPath under the CleanPath Product Agreement and the CleanPath Technology Agreement.

As consideration for the assets purchased, pursuant to the APA, the Company issued 2,000,000 shares of its restricted common stock to BioSwan as full consideration for the Assets purchased.

Each of the purchasers represented to the Company that they were accredited investors as defined under the rules and regulations of the Securities Act. No public solicitation or advertising was undertaken in connection with the transactions and the purchasers of the shares sold in the offering represented that they were purchasing the shares for their own account and for investment purposes and not for purposes of distribution or resale. The certificates evidencing such shares were marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.

Item 16. Exhibits

The following list describes the exhibits filed as part of this registration statement :

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Exhibit

No. Description of Document

3.1	Certificate of Incorporation of APEX 8 Inc.*
3.2	Bylaws of APEX 8 Inc.*
4.1	Form of Common Stock Certificate*
5.1	Legal Opinion and Consent
10.1	Ferris Product Agreement***
10.2	Ferris Technology Agreement***
10.3	Asset Purchase Agreement***
21	Subsidiaries of Registrant
23.1	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney**
101.INS	XBRL Instance Document****
101.SCH	XBRL Taxonomy Extension Schema Document****
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document****
101.LAB	XBRL Taxonomy Extension Label Linkbase Document****
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document****
101.DEF	XBRL Taxonomy Extension Definition Linkbase Definition****

* Previously filed as an Exhibit to the Company’s Form 10, filed May 3, 2013.

** Previously Filed.

*** Previously filed as an Exhibit to the Company’s Current Report on Form 8-K, filed October 25, 2013.

****  In accordance with Regulation S-T, the XBRL-related information on Exhibit No. 101 to this Registration Statement on Form S-1 shall be deemed “furnished” herewith and not “filed.”

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

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(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement or amendment to be signed on its behalf by the undersigned, in Las Vegas, Nevada, on January 7, 2014 .

BIOADAPTIVES, INC.

Date: January 7, 2014
By: /s/ Gerald Epling Gerald A Epling, Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer)

By: /s/ Barry Epling Barry Epling, Chairman of the Board of Direct

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gerald Epling as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

/s/ Barry Epling Barry Epling	Chairman of the Board of Directors	Date: January 7, 2014

/s/ Gerald A. Epling Gerald A. Epling	Chief Executive Officer and Chief Financial Officer	Date: January 7, 2014

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